Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) is dated as of August 13, 2014, by and between Immune Pharmaceuticals Inc., a Delaware corporation with offices located at Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142 (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Other Investors” and together with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of March 10, 2013 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) certain shares of the Company’s Series C 8% Convertible Preferred Stock (the “Preferred Stock”), (ii) a five-year warrant to purchase up to a number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) set forth next to the Investor’s name on Schedule I attached hereto at an original exercise price of $4.25 (the “$4.25 Warrants”), and (iii) a five-year warrant to purchase up to a number of shares of Common Stock set forth next to the Investor’s name on Schedule I attached hereto at an original exercise price of $5.10 (the “$5.10 Warrants”). Immediately prior to the execution of this Agreement, the exercise price of the $4.25 Warrants is, as previously adjusted, $3.39 per share of Common Stock and the exercise price of the $5.10 Warrants is, as previously adjusted, $4.07 per share of Common Stock and the number of shares of Common Stock that remain exercisable pursuant to such Warrants are set forth next to the Investor’s name on Schedule I attached hereto.

B. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Investor shall amend and restate the $4.25 Warrants and the $5.10 Warrants to reduce the exercise prices thereof, and reflect anti-dilution adjustments that have occurred and modify certain anti-dilution provisions for subsequent offerings in the $4.25 Warrants and the $5.10 Warrants, and (ii) the Company shall issue to the Investor shares of the Company’s Common Stock as set forth next to the Investor’s name on Schedule I attached hereto.

C. Each of the Other Investors are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting (x) such different number of Restated Series A Warrants and Restated Series B Warrants exercisable into such different number of shares of Common Stock issuable to each such Other Investor for the $4.25 Warrant and the $5.10 Warrant, respectively, in each case, pursuant to separate agreements dated of even date herewith) (the “Other Agreements,” and together with this Agreement, the “Agreements”).

D. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Existing Securities Purchase Agreement as amended hereby.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMENDMENT AND RESTATEMENT OF WARRANTS; ISSUANCE OF SHARES.

1.1 Amendment and Restatement. Immediately upon the execution of all the Agreements (the “Effective Date”), (A) the $4.25 Warrants currently held by the Investor shall be amended and restated in the form attached hereto as Exhibit A (the “Restated Series A Warrants”), which Restated Series A Warrants shall have an initial exercise price of $3.00 per share and be exercisable for up to a number of shares of Common Stock set forth next to the Investors name on Schedule I attached hereto and, (B) the $5.10 Warrants currently held by the Investor shall be amended and restated in the form attached hereto as Exhibit A (the “Restated Series B Warrants”), which Restated Series B Warrants shall have an initial exercise price of $3.50 per share and be exercisable for up to a number of shares of Common Stock set forth next to the Investor’s name on Schedule I attached hereto.

1.2 Delivery of New Warrant Certificates. Upon the Effective Date, the Investor shall have the right to exercise the Restated Series A Warrant and Restated B Warrant on the amended and restated terms without having received a new certificate evidencing such warrants. Within three (3) Trading Days of receipt by the Company of the Investor’s original certificates evidencing the $4.25 Warrant and the $5.10 Warrant, the Company shall deliver or cause to be delivered to the Investor certificates for the Restated Series A Warrant and the Restated Series B Warrant.

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1.3 Issuance of Shares. Within five (5) Trading Days following the Effective Date, the Company shall deliver or cause to be delivered to the Investor shares of Common Stock as set forth next to the Investor’s name on Schedule I attached hereto (the “Shares”).

1.4 Legends. The Investor understands that the Shares are not, and will not be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such Shares shall bear a legend substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

2.  TRANSACTION DOCUMENTS.

2.1 Transaction Documents. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect.

3. REPRESENTATIONS AND WARRANTIES

3.1 Investor Representations and Warranties. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full capacity, right, corporate, partnership, limited liability company or similar power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Investor is acquiring the Shares hereunder as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Investor’s right to sell the Shares in compliance with applicable federal and state securities laws). The Investor is acquiring the Shares hereunder in the ordinary course of its business.

(c) Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Investor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

(d) Risk of Loss. The Investor understands that its investment in the Shares hereunder involves a significant degree of risk, and the Investor has full cognizance of and understands all of the risk factors related to its purchase of the Shares, including, but not limited to, those risk factors including in the SEC Reports. The Investor understands that no representation is being made as to the future value of the Shares.

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(e) Investor Status. At the time the Investor was offered the Shares hereunder, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(f) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.2 Company Representations and Warranties. The Company represents and warrants to the Investor as follows:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the securities hereunder and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d) Other Investors; Registration. Schedule I shall include a complete and final list of all Restated Series A Warrants and Restated Series B Warrants being issued to Investors and the Company shall have not entered into any agreement or understanding with any Other Investor that would provide for different (disproportional or otherwise) rights or consideration than what is being offered to the Investor hereunder nor shall there any be any side or other letters, agreements or understandings with any other Investor not provided for in this Agreement (adjusted ratably). The registration statement on Form S-1, Commission File No. 333-195251 shall remain effective and available for the resale of the shares underlying the Restated Series A Warrants and Restated Series B Warrants immediately following the Effective Date and the Company shall use its reasonable best efforts to cause such registration statement to remain available to the Investor.

(e) Issuance of the Shares. The Shares to be issued hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

4.  TERMINATION.

On or before 9:30 a.m., New York time, on the first (1st) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Agreement and the form of the Restated Series A Warrant and Restated Series B Warrant thereto as exhibits (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company in connection with the transactions contemplated by this Agreement. On or before 9:30 a.m., New York time, on the Effective Date, the Company shall file a Current Report on Form 8-K certifying that the Amendment has been consummated.

5. TERMINATION.

In the event that the Effective Date does not occur on or before August 13, 2014, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

6. MISCELLANEOUS.

6.1 No Commissions. Neither the Company nor the Investor has paid or given, or will pay or give, to any person, any commission or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

6.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

6.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

6.4 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY: IMMUNE PHARMACEUTICALS INC.
By:
	Name:	Dr. Daniel G. Teper
	Title:	Chief Executive Officer

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      IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Certificates to Investor (if not same as address for notice):

$4.25 Warrants:

$5.10 Warrants:

Restated Series A Warrants:

Restated Series B Warrants:

Shares of Common Stock:

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Schedule I

	Original March Warrants			After Registration Explosion			New Warrant (reflect amount and price adj.)			Aug - New Registered Shares
March 2014 Pipe Warrants	$4.25	$5.10	Total	$3.39	$4.07	Total	$3.00	$3.50	Total	Total
MMCAP International Inc. SPC	367,647	367,647	735,294	461,255	461,255	922,509	520,833	535,714	1,056,548	49,020
Sabby Healthcare	161,765	161,765	323,529	202,952	202,952	405,904	229,167	235,714	464,881	21,569
Sabby Volatility Warrant	73,529	73,529	147,059	92,251	92,251	184,502	104,167	107,143	211,310	9,804
Capital Ventures International	150,000	150,000	300,000	188,192	188,192	376,384	212,500	218,571	431,071	20,000
Sio Partners, LP	82,205	82,205	164,410	103,136	103,136	206,271	116,457	119,785	236,242	10,961
Sio Partners QP, LP	14,168	14,168	28,336	17,775	17,775	35,551	20,071	20,645	40,716	1,889
Sio Partners Offshore, Ltd.	50,686	50,686	101,371	63,591	63,591	127,182	71,805	73,856	145,661	6,758
Nyenburgh Holding B.V.	58,824	58,824	117,647	73,801	73,801	147,601	83,333	85,714	169,048	7,843
Stourbridge Investments LLC	14,706	14,706	29,412	18,450	18,450	36,900	20,833	21,429	42,262	1,961
Cranshire Capital Master Fund, Ltd.	44,118	44,118	88,235	55,351	55,351	110,701	62,500	64,286	126,786	5,882
Equitec Specialists, LLC	14,706	14,706	29,412	18,450	18,450	36,900	20,833	21,429	42,262	1,961
Chardan Capital Markets LLC	23,442	23,442	46,884	29,411	29,411	58,821	33,209	34,158	67,368	3,126
JMM Foundation, Inc.	14,706	14,706	29,412	18,450	18,450	36,900	20,833	21,429	42,262	1,961
DAFNA Lifescience L.P.	38,235	38,235	76,471	47,970	47,970	95,941	54,167	55,714	109,881	5,098
DAFNA Lifescience Select L.P.	28,676	28,676	57,353	35,978	35,978	71,956	40,625	41,786	82,411	3,824
DAFNA Lifescience Market Neutral L.P.	6,618	6,618	13,235	8,303	8,303	16,605	9,375	9,643	19,018	882
Framboise Trading Limited	147,059	147,059	294,118	184,502	184,502	369,004	208,333	214,286	422,619	19,608

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Melini Capital	73,529	73,529	147,059	92,251	92,251	184,502	104,167	107,143	211,310	9,804
Business Assets Corp.	73,529	73,529	147,059	92,251	92,251	184,502	104,167	107,143	211,310	9,804
Paul Benichou	73,529	73,529	147,059	92,251	92,251	184,502	104,167	107,143	211,310	9,804
Giliana Niffeler	22,059	22,059	44,118	27,675	27,675	55,351	31,250	32,143	63,393	2,941
Michael Tordjman	15,074	15,074	30,147	18,911	18,911	37,823	21,354	21,964	43,318	2,010
Frank Allouch	14,706	14,706	29,412	18,450	18,450	36,900	20,833	21,429	42,262	1,961
Rahul Singhvi	7,353	7,353	14,706	9,225	9,225	18,450	10,417	10,714	21,131	980
Daniel Teper	8,824	8,824	17,647	11,070	11,070	22,140	12,500	12,857	25,357	1,176
Isaac Kobrin	8,824	8,824	17,647	11,070	11,070	22,140	12,500	12,857	25,357	1,176
David Sidransky	5,882	5,882	11,765	7,380	7,380	14,760	8,333	8,571	16,905	784
René Lerer	2,938	2,938	5,875	3,685	3,685	7,371	4,161	4,280	8,442	392
Daniel Kazado	2,938	2,938	5,875	3,685	3,685	7,371	4,161	4,280	8,442	392
Marc Rothenberg	5,735	5,735	11,471	7,196	7,196	14,391	8,125	8,357	16,482	765
Jean Kadouche	2,941	2,941	5,882	3,690	3,690	7,380	4,167	4,286	8,452	392
Oppenheim Asset Management	36,765	36,765	73,529	46,125	46,125	92,251	52,083	53,571	105,655	4,902
IPConcept	14,706	14,706	29,412	18,450	18,450	36,900	20,833	21,429	42,262	1,961
Medical Strategy GmbH	7,353	7,353	14,706	9,225	9,225	18,450	10,417	10,714	21,131	980
Hauck & Aufhäuser Banquiers	2,938	2,938	5,875	3,685	3,685	7,371	4,161	4,280	8,442	392
Michal Ayalon Soffer	2,941	2,941	5,882	3,690	3,690	7,380	4,167	4,286	8,452	392
Adam Foley-Comer	2,941	2,941	5,882	3,690	3,690	7,380	4,167	4,286	8,452	392
Sarit Steinberg	2,941	2,941	5,882	3,690	3,690	7,380	4,167	4,286	8,452	392
Danit Shema	843	843	1,685	1,057	1,057	2,114	1,194	1,228	2,422	112
Oshrat Harush Frenkel	421	421	843	529	529	1,057	597	614	1,211	56
Ze'ev Hamber	147	147	294	185	185	369	208	214	423	20
Sub Total	1,680,945	1,680,945	3,361,890	2,108,938	2,108,939	4,217,876	2,381,342	2,449,380	4,830,715	224,126

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